PART IV: ITEM 15. FINANCIAL STATEMENT SCHEDULES AND EXHIBITS

EXHIBIT-10.18

AMENDMENT TO CONSULTING AGREEMENT

This Amendment to Consulting Agreement (this “Amendment”) is made and entered into this 1st day of January, 2023, by and between Michael C. Rechin (“Rechin”) and First Merchants Corporation (“FMC”).

WHEREAS, Rechin and FMC entered into that certain Consulting Agreement, with a term commencing on January 1, 2021 and ending on December 31, 2022 (the “Consulting Agreement”), pursuant to which Rechin agreed to provide certain services to FMC as a nonemployee consultant; and

WHEREAS, to preserve continuity until the conclusion of 2023, the parties have agreed to extend the Term of, and otherwise amend, the Consulting Agreement in accordance with the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the mutual understandings, promises and covenants contained herein, Rechin and FMC hereby agree as follows:

1.    Defined Terms. All capitalized terms used but not defined in this Amendment shall have the same meanings as those ascribed to them in the Consulting Agreement.

2.    Amendments to Consulting Agreement. The parties hereby agree to amend the Consulting Agreement as follows:

(a)    Term. Section 2 of the Consulting Agreement is hereby amended to extend the Term to a date expiring, without further notice, as of December 31, 2023.

(b)    Compensation for Services. Section 3 of the Consulting Agreement shall be amended and restated in its entirety as follows:

“As consideration for his Services, FMC shall compensate Rechin as follows: (a) if Rechin continues to elect COBRA coverage under FMC’s healthcare plan following his retirement for his (and his immediate family’s) benefit, FMC shall pay one hundred percent (100%) of the premiums for such coverage for the maximum period allowed by statute; thereafter, FMC shall obtain and pay one hundred percent (100%) of the premiums for the same (or as similar as possible) coverage for Rechin (and his spouse) under another healthcare plan until Rechin (and his spouse) become eligible for Medicare; (b) during the Term, FMC shall provide Rechin administrative and secretarial assistance for work related to his Services; (c) for the Term, FMC shall pay the membership dues in the country club where Rechin is currently a member; and (d) during the Term, FMC shall continue to give Rechin access to his FMC email account for him to use for personal emails and emails for work related to his Services. Except as specifically set forth herein, other than payment of the retirement benefits to which Rechin is entitled as a participant in FMC’s retirement plans, Rechin’s employment benefits ceased as of his Retirement Date, or as otherwise provided under FMC’s benefit plans. Rechin shall be solely responsible for the payment of all applicable federal, state and local income taxes, social security and Medicare taxes, unemployment, worker’s compensation and other insurance contributions, and any other payroll taxes or payroll deductions with respect to the compensation payable to Rechin for his Services under this Agreement. FMC and Rechin agree that FMC will not provide an office to Rechin after his Retirement Date.”

(c)     Service on Board of Directors. Section 6 of the Consulting Agreement shall be amended and restated in its entirety as follows:

“Rechin’s current term as an FMC Director is set to expire as of FMC’s 2025 Annual Meeting of Shareholders. Rechin may continue that service as a paid Director notwithstanding the terms of this Agreement. As with other Directors, FMC’s Nominating and Governance Committee will consider whether or not to further nominate Rechin as a Director following the expiration of his current term. While Rechin is serving as an FMC Director, he shall also be nominated and elected annually to serve as a Director of First Merchants Bank.”

3.    No Modification. This Amendment is subject in all respects to the provisions of the Consulting Agreement and is not meant to alter, enlarge, or otherwise modify the provisions of the Consulting Agreement except as expressly set forth herein. In the event of any conflict between the terms of the Consulting Agreement and this Amendment, the terms of this Amendment shall prevail and control in the interpretation, operation and effect thereof. Except as expressly modified in this Amendment, the Consulting Agreement shall remain in full force and effect and is expressly ratified and confirmed by the parties hereto.

4.    Applicable Law. This Amendment is made and entered into in the State of Indiana and shall in all respects be interpreted, enforced and governed under the laws of that State.

5.    Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. Facsimiles of the executed copies of this Amendment may be delivered to the parties by facsimile transmission or email and, upon receipt, shall be deemed delivery of an original and binding upon the parties hereto.

PART IV: ITEM 15. FINANCIAL STATEMENT SCHEDULES AND EXHIBITS

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first written above.

Date: December 24, 2022

                        By: /s/ Michael C. Rechin
                        Michael C. Rechin

Date: January 5, 2023

                        By: /s/ Mark K. Hardwick
                        Mark K. Hardwick
                        Chief Executive Officer
                        (Principal Executive Officer)